                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated as follows:

     o  July 19, 2004, except for Note 20 as to which the date is September 26,
        2004, and Note 21 as to which the date is October 21, 2004, relating to the financial statement of Ormat Technologies, Inc. and subsidiaries,
     o  April 30, 2004, except for Notes 3 and 9, as to which the date is July
        1, 2004, relating to the financial statements of Puna Geothermal
        Venture,
     o  July 19, 2004 relating to the financial statements of Combined Heber and
        Affiliates, and
     o  January 26, 2004 relating to the financials statements of
        Mammoth-Pacific L.P.

These reports appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Sacramento, California
October 21, 2004